Exhibit 10.15

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION

RESELLER/OEM AGREEMENT

1.     Parties. This Agreement is made between INTEGRATED BUSINESS SYSTEMS and SERVICES, INC., a South Carolina corporation, and Reseller subscribed below, to be effective as of the Effective Date.

2.     Background. Reseller provides products and related services to its customers, both directly and through other third parties. IBSS sells the Designated Products to third parties, both directly and through its authorized resellers and OEM customers. Reseller desires to market, sell and distribute the Designated Products individually and/or as part of a bundle with one or more of Reseller’s products and/or services to its customers in the Target Industry Group. IBSS desires to appoint Reseller as an authorized IBSS Reseller of the Designated Products subject to and in accordance with the terms of this Agreement.

3.     Definitions. For purposes of this Agreement the following definitions shall apply:

A Person is an “Affiliate” of a second Person if, directly or indirectly (whether through a chain of ownership or otherwise), (i) the first Person owns or controls a majority of the equity or voting interests in the second Person, (ii) the second Person owns or controls a majority of the equity or voting interests in the first Person, or (iii) a majority of the equity or voting interests in both the first Person and the second Person are owned or controlled, directly or indirectly, by the same Person(s).

“Agreement” means this Reseller/OEM Agreement, all amendments, extensions and renewals hereof, and including any and all Appendices, Exhibits, and/or Schedules attached hereto by the mutual agreement of the Parties from time to time during the Term. The terms of any such Appendices, Exhibits and Schedules are by this reference incorporated into and made a part of this Agreement.

“Base Price” means, as to each Designated Product, the purchase price to Reseller for such IBSS Hardware and/or IBSS Software, or, as applicable, the hourly rate for such IBSS Service as set forth in Schedule A.

“Control Change” means a change in the ownership of fifty percent or more of the equity or voting interests in Reseller from such ownership existing as of the Effective Date.

“Customer” means any third party end-user of one or more of the Designated Products contemplated to be provided by IBSS pursuant to the provisions of this Agreement.

“Customer License” means an IBSS Software license granted by IBSS to a Customer pursuant to a Customer License Agreement authorizing the Customer to use the IBSS Software for the Customer’s own internal business operations and not for resale by the Customer.

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“Customer License Agreement” means the standard form agreement promulgated by IBSS from time to time for licensing IBSS Software to Customers under a Customer License.

“Designated Products” means only the specific IBSS Software, IBSS Hardware and/or IBSS Services, as applicable, set forth on Schedule B, and no others.

“Documentation” means any text, data or graphic material in any form describing, explaining or otherwise related to the design, operation, capabilities or functionality of any IBSS Software.

“Effective Date” means the date set forth in this Agreement immediately above the Parties’ signatures on the signature page of this Agreement.

“Exclusive Product Group” means the product group, if any, within the Designated Products, which Exclusive Product Group is identified as such in Schedule D.

“Hardware” means computer-related tangible personal property such as computers, monitors, terminals, storage devices, connectivity devices, printers, radio frequency devices, etc.

"IBSS” means Integrated Business Systems and Services, Inc., a South Carolina corporation, and its successors and permitted assigns.

“IBSS Hardware” means any Hardware item made available from time to time by or through IBSS for sale or lease to end-users as a discrete product.

“IBSS Reseller” means any Person authorized by IBSS to purchase (i) IBSS Software or IBSS Hardware for resale to third party end-users (whether or not under an IBSS trademark, trade name or service mark), and/or (ii) IBSS Services for resale to third parties.

“IBSS Service(s)” means any service(s) made available from time to time by or through IBSS for sale to third parties on an hourly or other negotiated basis pursuant to a duly executed Service Agreement.

“IBSS Software” means an assemblage of Software elements and the related Documentation made available by IBSS from time to time for license to end-users as a discrete product.

“National Account” means any Customer that (i) has purchased or leased, or hereafter purchases or leases, one or more items of IBSS Software or IBSS Hardware for internal use or for use as part of a group or volume purchase, (ii) has engaged or hereafter engages, one or more IBSS Services, and (iii) is designated from time to time in a notice to Reseller as a “National Account”.

“OEM Price” means, as to each Designated Product, the purchase price to Reseller for inclusion and license of IBSS Software in an original equipment manufacturer (“OEM”) product/application of Reseller or, as applicable, the hourly rate to Reseller for any service included in such Designated Product, all as may be set forth in further schedules signed by both parties and incorporated into this Agreement by the mutual consent of the Parties.

“Party” or “Parties” means either or both IBSS or Reseller, as the context implies.

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“Person” means any natural person or private or governmental entity.

“Project” means any project (discrete, ongoing and/or perpetual, such as, for example, an ongoing collaboration between IBSS and Reseller with respect to a specific “product family”) that is described in Exhibit A as such exhibit may be amended by the mutual agreement of the Parties from time to time during the Term.

“Project Price” means, as to each Designated Product sold by Reseller in connection with Reseller’s performance hereunder with respect to a Project, if any, identified on Exhibit A, the special fee, price or rate, if any, that is set forth on Exhibit A (or any Appendix thereto) for one or more of the Designated Products in connection with such Project. To the extent a Project Price is not set forth on Exhibit A (or any Appendix thereto), for a Designated Product, the Base Price shall apply with respect to such Designated Product.

“Renewal Term” means any period beyond the initial Term in which this Agreement remains in effect by operation of the renewal provisions of Section 5.

“Reseller” means the Party or Parties subscribed below under the designation “Reseller” and more particularly described in Schedule C, including Reseller’s heirs and assigns (if an individual) and Reseller’s successors and permitted assigns (if an entity).

“Reseller Appointment” means Reseller’s appointment as an IBSS Reseller under this Agreement.

“Service Agreement” means the standard form agreement promulgated by IBSS from time to time for providing IBSS Services to Reseller, Customers or other third parties.

“Software” means any set of instructions designed for execution by a computer to perform a task or accomplish a purpose.

“Specifications” means the functionality and performance capabilities of an item of IBSS Software reflected in the most current user manual, if any, published by IBSS for the applicable version and release of such item of IBSS Software.

“Target Industry Group” means any industry group set forth in Schedule D, but no others.

“Term” means the initial term and each Renewal Term, collectively, of Reseller’s Appointment under this Agreement.

“Territory” means the geographical region or regions set forth on Schedule D.

“Trademarks” means those trademarks and service marks of IBSS designated or otherwise utilized by IBSS from time to time as associated with the IBSS Software, IBSS Hardware and/or IBSS Services, as applicable.

4.     Appointments and Grants.

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(a) By IBSS. IBSS hereby appoints Reseller during the Term as a non-exclusive authorized IBSS Reseller of the Designated Products in the Territory, subject to and in accordance with the terms and conditions of this Agreement;

(i) provided, however, that the Designated Products may be marketed, sold and distributed by Reseller only in the Territory and only to existing or potential third party customers of Reseller in the Target Industry Groups, and

(ii) provided further that during such period within the Term that Reseller satisfies the performance and other conditions required of Reseller and described in Schedule D under the caption “Exclusive Appointment,” Reseller shall be the exclusive IBSS Reseller of the Exclusive Product Group in the Territory.

(b) By Reseller. Reseller hereby grants to IBSS during the Term the non-exclusive right to market and resell Reseller’s products and services, if any, listed on Schedule E, on a case-by-case basis, and upon such terms and at such prices as the Parties hereto shall mutually agree.

5.     Term and Termination.

(a) Initial Term. The initial Term of Reseller’s Appointment shall commence as of the Effective Date and, unless otherwise earlier terminated hereunder, continue to the first anniversary of the Effective Date.

(b) Renewals. The Term shall automatically renew for successive Renewal Terms as set forth in Schedule F for the period or periods set forth therein.

(c) Termination by Either Party. Either Party may terminate this Agreement:

(i) Upon a material breach by the other Party of any of the terms and conditions of this Agreement, provided the Party in breach is notified in writing by the other Party of the breach and such breach is not cured or a satisfactory resolution agreed upon in writing within thirty (30) days after such notice, excluding a breach by Reseller of its obligations under Sections 16 and 17 of this Agreement, as to which the cure period shall be three (3) business days, and excluding a breach of Section 26 of this Agreement, as to which there is no cure period.

(ii) In the event a Party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws, or if a petition in bankruptcy is filed against a Party, or if a receiver or trustee is appointed for all or any part of the property and assets of a Party, and such action is not withdrawn within thirty (30) days, the other Party may terminate this Agreement immediately by written notice to the first Party.

(d) Automatic Termination. Reseller’s Appointment shall terminate immediately upon the occurrence of a Control Change; provided, however, that IBSS may in its sole

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discretion elect to waive the operation of automatic termination by providing notice of such waiver to Reseller.

(e) Maintenance Following Termination. In the event Reseller’s Appointment is terminated hereunder, IBSS agrees that it will provide its standard maintenance with respect to all IBSS Software comprising the Designated Products sold by Reseller in connection with a Customer License pursuant to this Agreement if any Customer then holding such Customer License so elects in accordance with IBSS’ standard maintenance agreements for such IBSS Software.

(f) Other Rights and Duties Following Termination. In respect of the period from and after termination of Reseller’s Appointment, Reseller shall have no further rights as an IBSS Reseller. Following termination of Reseller’s Appointment, all other rights and duties of the Parties under this Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, but by way of example, from and after the date of termination of Reseller’s Appointment (i) Reseller shall no longer have the right to acquire, and IBSS shall no longer have the obligation to provide, Designated Products for sale to Customers, and (ii) Reseller’s duties in respect of confidential and/or proprietary information of IBSS shall continue indefinitely.

(g) No Waivers. The termination of Reseller’s Appointment shall not constitute a waiver by either Party of any other rights or remedies which it may have in respect of the other Party at the date of such termination, nor shall it constitute a termination of any other contractual arrangement between the Parties.

6.     Reseller Representations and Warranties. Reseller represents and warrants to IBSS each of the following as of the Effective Date:

(a) Accuracy of Schedule. Each item of information set forth in Schedule C is true, accurate and complete.

(b) Due Incorporation. If Reseller is an entity, it is duly incorporated, organized, chartered, or otherwise formed, as applicable, and is validly existing and in good standing, under the laws of its state of incorporation, organization, charter or formation, as applicable, as set forth in Schedule C.

(c) Authorization. Reseller has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Reseller and constitutes a valid and binding agreement of Reseller enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d) Authority; Clear Title. Reseller has the full right, power and authority to enter into and perform this Agreement and to grant to and vest in IBSS all of the rights of IBSS set forth in or otherwise contemplated by this Agreement.

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(e) No Infringement. Reseller has not negligently or intentionally interfered with, infringed upon, misappropriated, or otherwise come into conflict with any proprietary or intellectual property rights of third parties.

(f) Requisite Skills. Reseller has the requisite skills and resources to fully and timely perform its obligations under this Agreement.

Reseller acknowledges and agrees that, in appointing Reseller as an IBSS Reseller, IBSS is relying upon the existing and continued accuracy and completeness of the foregoing representations and warranties on the Effective Date and during the Term.

7.     Reseller Obligations. During the Term, Reseller shall perform and/or observe each and every one of the following obligations at its sole cost and expense:

(a) Reseller shall not buy, sell, lease, license or deal in IBSS Software, IBSS Hardware or IBSS Services other than the Designated Products.

(b) Reseller shall not sell, lease, license, market or distribute any of the Designated Products to any Person(s) other than members of the Target Industry Group.

(c) Reseller shall not sell, lease, license, market or distribute any of the Designated Products to any other IBSS Reseller or National Account, and Reseller shall undertake appropriate action to prevent any Customer from undertaking any sale, lease, license, marketing or distribution of any of the Designated Products to any other third party, without prior notice to, and coordination with, IBSS.

(d) Reseller shall provide to IBSS within three (3) business days of its execution a complete copy of any agreement, arrangement, contract or other document that sets forth the relationship and respective rights and obligations between Reseller and any Customer in connection with any Designated Product.

(e) Reseller shall maintain at all times a complete and accurate list of its Customers who are users of one or more of the Designated Products (the “Master Customer List”). The Master Customer List shall include (at a mininum) the following information: (i) the Customer’s name, (ii) the name and version number of each item of IBSS Software, if any, included in such Designated Product used by the Customer, (iii) the Customer address at which each such Designated Product is installed, used or engaged, (iv) the number of authorized users, if applicable, for each item of IBSS Software, if any, included in such Designated Product, (v) the type and serial number of each server on which each item of IBSS Software, if any, included in such Designated Product was originally installed, and (vi) the operating system used by the Customer in connection with each such Designated Product. A current copy of the Master Customer List shall be provided to IBSS within five (5) days following any request by IBSS for such list from time to time during the Term.

(f) Reseller shall at all times provide to each Customer who acquires a Customer License first class and commercially reasonable installation, maintenance, support, and repair services for the term of Reseller’s contract with such Customer.

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(g) Reseller shall use its good faith best efforts to sell to existing and potential Customers using any IBSS Software licensed pursuant to this Agreement the IBSS maintenance and support agreement associated with such IBSS Software. Reseller shall have the sole responsibility at Reseller’s cost for providing the Tier One Level of support to Customers (where the term “Tier One Level” shall mean that level of Reseller customer support related to and reasonably necessary for the specific installation associated with a Customer License granted to a designated Customer). Tier Two and Tier Three levels of customer support that involve basic product support issues may be referred by Reseller to IBSS for resolution to be provided on terms and at prices as shall be agreed upon between IBSS and Reseller from time to time hereunder.

(h) Reseller shall undertake its reseller activities hereunder in a manner that will not reflect unfavorably upon the Designated Products or upon IBSS, and Reseller shall refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business conduct or practices in connection with its performance contemplated by this Agreement.

(i) Reseller shall hold itself out as an independent contractor in respect of IBSS and not as an agent, representative, partner or employee of IBSS; provided, however, that Reseller may prominently display on all of its advertising, signage, stationery, employee business cards and similar marketing materials that it is an “Authorized Independent IBSS Reseller.”

(j) Reseller shall continuously monitor the performance of Reseller’s employees and agents to ensure that such personnel are acting consistently with Reseller’s obligations under this Agreement.

(k) Reseller shall at all times comply with the requirements of this Agreement and all provisions of applicable law which may prescribe the duties and responsibilities or proscribe the activities or conduct of Reseller under this Agreement. Reseller shall not sell, lease or otherwise distribute any Designated Product except in strict compliance with all applicable laws and regulations of all relevant jurisdictions, including without limitation all export and re-export rules, regulations, restrictions and controls applicable to any Designated Product.

(l)Reseller shall maintain at its sole cost and expense accurate and complete books and records which reflect whether Reseller is in compliance at all times with its obligations under this Agreement. Reseller shall permit IBSS (or its agents) with five (5) days advance notice to conduct reviews and audits of such books and records as necessary for IBSS to evaluate Reseller’s compliance with its obligations under this Agreement.

(m) At the request of IBSS from time to time, Reseller shall cause its chief executive officer (or other representative of Reseller acceptable to IBSS) to certify to IBSS in writing that Reseller is in full compliance with its obligations under this Agreement, including the continued accuracy at such time of Reseller’s representations and warranties set forth in this Agreement.

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8.     IBSS Representations and Warranties. IBSS represents and warrants each of the following as of the Effective Date:

(a) Due Incorporation. IBSS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of South Carolina.

(b) Authorization. IBSS has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by IBSS and constitutes a valid and binding agreement of IBSS enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c) Authority; Clear Title. IBSS has the full right, power and authority to enter into and perform this Agreement and to grant to and vest in Reseller all of the rights granted by IBSS to Reseller herein. IBSS is the owner or authorized licensee of the intellectual property rights relating to the IBSS Software.

(d) No Infringement. The license by IBSS of the IBSS Software hereunder has not negligently or intentionally interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties.

IBSS acknowledges and agrees that, in appointing Reseller as a reseller, Reseller is relying upon the existing and continued accuracy and completeness of the foregoing representations and warranties on the Effective Date and during the Term.

9.     IBSS Obligations. During the Term, IBSS shall perform and/or observe each and every one of the following obligations:

(a) At its sole cost and expense, IBSS shall provide Reseller with adequate copies of any IBSS Software comprising the Designated Products for demonstration purposes and IBSS’ current promotional documentation and materials.

(b) At its sole cost and expense, IBSS shall provide Reseller with full and accurate information regarding enhancements and new releases of any IBSS Software comprising the Designated Products.

(c) IBSS shall act in good faith at all times to Reseller and provide such assistance and co-operation as Reseller reasonably requests, in each case to be performed at the rate or rates set forth for IBSS Services on Schedule A, or if applicable in connection with any specific Project, the rate or rates set forth for IBSS Services on Exhibit A (or any Appendix thereto) including, but not limited to (i) technical support with respect to the implementation of any IBSS Software comprising a Designated Product, (ii) basic training for Reseller to understand, sell and install any or all of the IBSS Software and/or IBSS Hardware comprising a Designated Product, and (iii) such other services as may be agreed upon between the Parties hereto.

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10.     Marketing. IBSS shall provide to Reseller relevant marketing information, technical specifications, and update descriptions, as applicable, related to the Designated Products so that Reseller can, on a periodic basis and as new changes or additions occur, include such information in its marketing and promotional materials distributed to its sales force and its existing or potential Customers. The cost of the production and distribution of such materials by Reseller shall be the sole responsibility of Reseller. Reseller may prepare, at its discretion and expense, its own promotional materials relating to IBSS Software, IBSS Hardware and/or IBSS Services, and upon the prior written approval of such promotional materials by IBSS (which approval shall not be unreasonably withheld), distribute the same to Reseller’s sales force and Customers at Reseller’s sole cost and expense.

11.     Conditions of Sale and Acceptance. During the Term, IBSS shall sell to Reseller for resale to Customers pursuant to a Customer License Agreement or a Hardware sales agreement, as applicable, and subject to and in accordance with this Agreement, any IBSS Software and/or IBSS Hardware ordered by Reseller in a commercially acceptable form from time to time which Designated Product order is accepted by IBSS in accordance with the current standards as promulgated by the Uniform Commercial Code. An order of any Designated Product, including IBSS Services, shall be deemed to be accepted by IBSS upon the earlier to occur of (a) the date of written notice of acceptance of the order given by IBSS to Reseller, or (b) the date of dispatch by IBSS of shipment of the IBSS Software or IBSS Hardware comprising the Designated Product ordered, or (c) the date of commencement by IBSS of the IBSS Services comprising the Designated Product ordered. Reseller acknowledges and agrees that no term, condition or provision contained in any such purchase order or order form shall in any way modify, supplement or vary any provision of this Agreement, and that all orders by, and sales to, Reseller shall be governed solely by this Agreement unless agreed to in writing between Reseller and IBSS.

12.     Reserved Rights of IBSS. Notwithstanding any provisions of this Agreement to the contrary, IBSS may, in its sole discretion, without prior notice to Reseller, modify the form, features, functionality or other characteristics of any Designated Product, or suspend or discontinue the sale or distribution of any Customer License; provided, however, that in any such event, IBSS will honor any then-existing approved and outstanding Customer orders.

13.     Nature of Software Sales. Notwithstanding any other provision of this Agreement or any other document whatsoever, the sale of any IBSS Software by IBSS to Reseller, and the resale of such IBSS Software to a Customer pursuant to this Agreement is the sale of only a Customer License with respect to such IBSS Software, and in no event shall IBSS be deemed to have sold, assigned, or otherwise transferred any other right, title or interest in the IBSS Software to Reseller, to a Customer, or to any other Person.

14.     Prices. Except for any Project Price that may be set forth in Exhibit A (or any Appendix thereto) with respect to a specific Project, or except as otherwise expressly agreed to by both Parties in writing, each Designated Product sold to Reseller during the Term shall be sold to Reseller at its Base Price or OEM Price, as applicable. IBSS may increase or decrease the Project Price(s), Base Price(s) and/or OEM Price(s), as applicable, by written notice to Reseller, and such new pricing shall apply to all of Reseller’s orders received by IBSS after the effective date set forth in such written notice (which effective date shall not be earlier than sixty (60) days after the date such notice is given). IBSS reserves the right to sell any

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Designated Product to any other Person at a price less than that at which IBSS sells such Designated Product to Reseller. Except as otherwise expressly agreed by IBSS in writing, all prices for IBSS Software and IBSS Hardware are F.O.B. point of shipment.

15.     Taxes. All sales, use or other taxes or governmental fees or levies in connection with the sale of any Designated Product to Reseller or to Customer(s) (other than taxes based upon IBSS’ income) shall be the sole responsibility of Reseller. If advanced by IBSS, Reseller shall reimburse such taxes immediately upon demand of IBSS. If a certificate of exemption or similar document or proceeding is required in order to exempt the transaction from any tax liability, Reseller shall obtain such certificate, document, and/or initiate such proceeding at Reseller’s sole cost and expense.

16.     Payment Terms. Except as otherwise provided herein, Reseller shall pay IBSS the balance due in respect of any Reseller order within thirty (30) days from the date of invoice. Any credit extended to Reseller by IBSS is solely in IBSS’ discretion, and allowance of credit or the terms thereof may be terminated or modified by IBSS prospectively at any time in its sole discretion, with or without prior notice to Reseller. Except as otherwise determined by IBSS, payments by Reseller will be applied first against outstanding late charges and interest and then against outstanding invoices in chronological order (i.e., oldest invoice first).

17.     Royalties. In respect of each sale of a Designated Product by Reseller, IBSS shall be entitled to receive a royalty equal to fifty percent (50%) of the amount, if any, by which the gross proceeds of such sale, less any commission paid by Reseller to any intermediary that is not an Affiliate of Reseller, exceeds twice the Base Price, Project Price, and/or OEM Price, as applicable, of such Designated Product. The royalty in respect of any such sale shall be due and payable to IBSS by Reseller thirty (30) days after Reseller or the Customer takes possession of or otherwise receives the Designated Product, unless other terms are mutually agreed to by the Parties hereto in writing.

18.     Delinquencies. In the event of a delinquency in the payment when due of any amount owing IBSS under this Agreement, so long as such delinquency remains outstanding in whole or in part, interest on the delinquent amount shall accrue at the annual rate of twenty-two percent (22.0%) (or, if less, the highest rate permitted by applicable law). All accrued delinquency interest as well as the delinquent amount shall be due and payable on demand, and in the absence of demand, on the first day of each calendar month. The accrual and collection of delinquency interest shall not constitute a cure of the continuing breach of this Agreement constituted by such delinquency, nor a waiver of any other right or remedy in respect of such breach available to IBSS under this Agreement, at law, or in equity.

19.     Shipping, Delivery and Other Costs. All shipping, other transportation charges, or any out-of-pocket costs or expenses related to any Designated Product shall be the sole responsibility of Reseller. If advanced by IBSS, such charges shall be due and payable at the time of delivery of the product or service, whether or not IBSS invoices Reseller for such charges. In the absence of specific instructions from Reseller, IBSS will select the carrier for IBSS Software and IBSS Hardware, but shall not thereby assume any liability in connection with shipment, nor shall the carrier be construed to be the agent of IBSS. Notwithstanding any Reseller order acceptance, IBSS shall not be obligated to ship any goods or products to

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Reseller so long as Reseller is in breach of any of its obligations to IBSS, whether arising hereunder or otherwise.

20.     Title and Risk of Loss. Title to any IBSS Hardware sold to Reseller and all risk of loss related to any IBSS Software or IBSS Hardware sold to Reseller passes to Reseller upon the delivery of the IBSS Software or IBSS Hardware, as applicable, (a) to a carrier, (b) to Reseller, or (c) to a Customer, whichever occurs first.

21.     Order Cancellations and Returns. Any Reseller order may be cancelled by Reseller at any time prior to acceptance by IBSS by written notice of cancellation to IBSS. Upon and after acceptance by IBSS of any Reseller order, the applicable sale shall be deemed final, and such Reseller order may be cancelled by Reseller only with the prior written consent of IBSS, which consent shall not be unreasonably withheld. IBSS reserves the right to charge a reasonable restocking fee as a condition of permitting the return for credit of any IBSS Software or IBSS Hardware already shipped pursuant to a Reseller order duly cancelled in accordance with this Agreement.

22.     Reporting. Within ten (10) days after the end of each calendar month, Reseller shall provide IBSS with (a) a report detailing by Customer and by Designated Product the gross revenues generated (whether received or receivable) during such calendar month in respect of all Designated Products, and (b) true copies of each Customer License Agreement executed by a Customer and delivered to Reseller during such calendar month.

23.     Audit. Reseller shall maintain complete and accurate accounting records, in accordance with sound accounting practices, as to all revenues generated (whether received or receivable) in respect of Designated Products. Such records shall be retained for a period of at least five (5) years after the year to which they pertain. IBSS shall have the right, at its own expense, to audit, inspect and copy all such records at any time during normal business hours upon request.

24.     Limited License. IBSS hereby grants to Reseller a nonexclusive right to the use of the IBSS Software included in any Designated Product to the extent (and only to the extent) necessary to properly demonstrate and market such IBSS Software to Customers (or potential Customers) in the Target Industry Group. Upon termination of Reseller Appointment, this limited license shall immediately terminate except to the extent expressly provided in clause (b) below, and Reseller shall:

(a) Promptly cease the marketing, licensing or distribution of all IBSS Software to any existing or potential Customer;

(b) Promptly cease use of all IBSS Software except as is required for providing maintenance to an existing Customer that is (i) a licensee in good standing under a Customer License, and (ii) an existing end-user maintenance Customer;

(c) Promptly return or destroy all copies of all IBSS Software and all Documentation; provided, however, Reseller may retain one (1) copy of each IBSS Software product solely for purposes of supporting Customers referred to in clause (b) above; and

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(d) Certify in writing to IBSS within thirty (30) days after termination of Reseller Appointment that Reseller has fulfilled its obligations under this Section.

25.     Trademarks and Related Matters. During the Term, IBSS hereby authorizes Reseller to use the Trademarks subject to and in accordance with each of the following:

(a) Reseller may refer to itself as an “Authorized Independent IBSS Reseller” of (and only of) the Designated Products in Reseller’s marketing and promotional materials circulated to the Target Industry Group.

(b) Reseller shall use the Trademarks solely in connection with the marketing and promotion of the Designated Products to Customers and potential Customers in the Target Industry Group and for no other purpose whatsoever.

(c) Reseller shall refrain from using any Trademark in, or as a part of, Reseller’s name or tradename.

(d) Reseller shall provide to IBSS for prior review and written approval by IBSS all promotional, advertising and other materials using or displaying the Trademarks or any trademark, service mark or trade name of IBSS, or of third parties used in connection with IBSS Software or IBSS Hardware, as applicable, or referring to Reseller as an “Authorized Independent IBSS Reseller”, unless such materials and activity are within written guidelines promulgated by IBSS, from time to time. Reseller agrees to change or correct, at Reseller’s expense, any such material and to refrain from any activity which IBSS, in its sole judgment, determines to be inaccurate, misleading, objectionable, or a misuse of the Trademarks. Such approval shall not be unreasonably withheld, and IBSS will endeavor in good faith to communicate its approval or denial of any such request within two weeks following its receipt of such request.

(e) All rights to use the Trademarks shall terminate at the expiration of the Term or the earlier termination of this Agreement. Upon such termination, Reseller shall immediately cease all use of the Trademarks and shall destroy any and all written or graphic material in Reseller’s possession or control bearing any Trademark.

(f) Reseller recognizes IBSS’ ownership and title to the Trademarks and the goodwill associated therewith, and Reseller agrees that any goodwill which accrues because of Reseller’s use of the Trademarks shall vest in and become the property of IBSS. Reseller further agrees not to contest or take any action to contest the Trademarks or any other trademark, servicemark or trade name of IBSS, or to sue, employ or attempt to register any trademark, service mark or trade name which is confusingly similar to the Trademarks or any other trademark, service mark or trade names of IBSS.

26.     Confidentiality and Proprietary Rights. Except as otherwise provided in this Section or in any currently existing nondisclosure or confidentiality agreement between the Parties, information exchanged between the Parties shall not be considered confidential unless both Parties otherwise agree in writing. Reseller and IBSS shall keep confidential all terms, conditions or other provisions of this Agreement. IBSS Software direction, content, good-will, technical issues and market approach shall always be considered confidential unless

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otherwise agreed to in writing by the Parties hereto. Reseller acknowledges and agrees as follows:

(a) Reseller acknowledges and agrees that Reseller is not authorized to sell, lease, license, assign or otherwise transfer to any existing or potential Customer or other Person any right, title or interest in or to any IBSS Software except that during the Term, Reseller is authorized to sell Customer Licenses with respect to IBSS Software that comprises any Designated Product, subject to and in accordance with the other terms and conditions of this Agreement.

(b) IBSS shall possess and retain title in and to each item of intellectual property (including without limitation patent, copyright, trademark, service mark, and similar rights) embodied in (i) all software code and documentation, (ii) all manuals or user information, (iii) the design and format of the input and output screens, graphical user interface, and printable forms, reports and other hard copy output incorporated in or generated by the IBSS Software, and (iv) all additions, enhancements, revisions, updates or other modifications to the IBSS Software or any part thereof, regardless of any fee or charge paid by Reseller to IBSS in respect of the IBSS Software or the design, creation or use thereof. IBSS’ rights in and to its intellectual property shall not be limited, diminished or circumscribed in any way because of any fee or charge paid or payable to IBSS by Reseller pursuant to this Agreement or otherwise.

(c) Reseller shall not cause or permit removal or alteration in any way of any notice, legend or symbol denoting any copyright, trademark, patent or other proprietary right or interest of the intellectual property owner appearing on any input or output screen or hard copy output incorporated in or generated by the IBSS Software, or any documentation, manuals, brochures, or other written or printed materials of any kind related to the IBSS Software.

(d) Each item of intellectual property embodied in any IBSS Software constitutes valuable proprietary information and trade secrets of IBSS. Reseller shall not disclose (nor permit any Reseller employee, independent contractor, agent, or other person under its authority or control, to disclose) to any Person, or allow any Person access to, any such proprietary information or trade secrets in whole or in part; provided, however, use of the IBSS Software in accordance with the terms and conditions of this Agreement shall be permitted by employees of Reseller in the ordinary course and scope of their employment by Reseller.

(e) Reseller shall not cause or permit any IBSS Software to be reverse engineered, decompiled, or disassembled in whole or in part. Reseller shall not cause or permit the programs, documentation, or other information related to any IBSS Software to be copied or reproduced in any form or medium, in whole or in part. Reseller shall take such actions to preserve and protect IBSS’ proprietary rights and interest of confidentiality in and with respect to the IBSS Software that are, at a minimum, commensurate with those actions taken by Reseller to preserve and protect its most valuable trade secrets or other proprietary or confidential information.

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(f) Reseller’s confidentiality obligations hereunder do not apply to any information which (i) was lawfully and rightfully in Reseller’s possession at the time of disclosure and was not acquired directly or indirectly from IBSS, (ii) was lawfully and rightfully acquired by Reseller from others who acquired it by proper means and had no confidentiality obligation to IBSS with respect to same, or (iii) is now, or hereafter becomes, through no fault of Reseller, part of the public domain by publication or otherwise.

(g) Reseller has no right to use any IBSS Software or any part thereof except as specifically granted under the limited license referred to in Section 24 of this Agreement.

(h) Neither Party shall infringe upon or otherwise make use of any trademark, service mark, trade name, or similar right or interest of the other Party.

27.     Warranty of Software Non-infringement. IBSS warrants that, at the time of delivery, the IBSS Software delivered shall not infringe the patent rights or copyrights of any other Person. This warranty shall not apply to any infringement resulting from alteration or modification of the IBSS Software by any Person other than IBSS.

28.     Warranty Disclaimer. Except as provided in Section 27 above, ALL IBSS SOFTWARE, ALL IBSS HARDWARE, AND ALL IBSS SERVICES PROVIDED BY IBSS HEREUNDER (AND ANY PRODUCTS RESULTING THEREFROM) ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IBSS EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA INTEGRITY, ABSENCE OF ANOMALIES OR NONCONFORMITIES, ERROR-FREE OPERATION, OR UNINTERRUPTED SERVICE WITH RESPECT TO ANY SUCH SOFTWARE, HARDWARE OR SERVICES (OR ANY SUCH PRODUCTS). IBSS’ SOLE RESPONSIBILITY AND LIABILITY IN RESPECT OF ANY DEFECT, DEFICIENCY, FAILURE, OR OTHER PROBLEM IN CONNECTION WITH ANY SUCH SOFTWARE, HARDWARE OR SERVICES (OR ANY SUCH PRODUCTS) SHALL BE TO PROVIDE THE REMEDIES IN RESPECT OF NONCONFORMITIES DESCRIBED IN SECTION 29 OF THIS AGREEMENT.

29.     Limitation of Remedies. Notwithstanding any other provisions of this Agreement, Reseller’s exclusive remedy in respect of or related (directly or indirectly) in any way to any Designated Product (including without limitation the design, use, suitability, performance, features, characteristics or other aspects thereof, whether or not covered by any warranty) shall be for IBSS, at its option, to:

(a) repair or correct any Defect within a reasonable time;

(b) replace any Designated Product exhibiting a Defect with another copy of the same product which does not have the Defect;

(c) replace the Designated Product in question with a different software product whose functionality is substantially the same as the Designated Product being replaced; or

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(d) refund to Reseller all charges in respect of the Designated Product previously paid by Reseller to IBSS.

For purposes of this Agreement, the term “Defect” shall mean, as to any Designated Product, a recurring and verifiable material adverse deviation from the Specifications where, and only where: (i) the Designated Product has been installed and operated in accordance with all standards and requirements reflected in such Specifications; and (ii) the alleged Defect is reproducible in an IBSS test environment.

30.     Limitation of Damages. If, notwithstanding the provisions of this Agreement to the contrary, a court of competent jurisdiction determines that Reseller is entitled to damages in respect of any claim by Reseller arising under this Agreement, the total amount of such damages shall be limited as follows: (a) if such damages are in respect of the performance or nonperformance of any IBSS Software or IBSS Hardware, the amount of such damages shall not exceed the aggregate amount of all charges in respect of such IBSS Software or IBSS Hardware, as applicable, that (prior to the date as of which the damages are determined) were paid by Reseller to IBSS; or (b) if such damages are in respect of any other breach of this Agreement by IBSS (other than a breach of the warranty of non-infringement set forth in Section 27), the amount of such damages shall not exceed the aggregate amount of all charges which, prior to the date as of which such damages are determined, were paid by Reseller to IBSS in respect of this Agreement.

IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL IBSS HAVE ANY LIABILITY FOR INDIRECT DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST PROFITS, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES, EXEMPLARY DAMAGES, OR OTHER SPECIAL DAMAGES OF ANY KIND, WHETHER ARISING IN CONTRACT OR TORT, OR IN LAW OR EQUITY, AND WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO IBSS IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY IBSS, OR FOR ANY CLAIM OR DAMAGE ASSERTED BY ANY THIRD PARTY.

31.     Relationship of Parties. The Parties agree that Reseller is acting solely as an independent contractor under this Agreement, and that the relationship established by this Agreement between IBSS and Reseller is solely that of vendor and vendee. Nothing in this Agreement shall be construed to make either Party a partner, joint venturer or employee of the other Party. IBSS assumes no liability or responsibility for obligations of Reseller in respect of any other Person. Nothing in this Agreement shall be construed to make IBSS responsible for complying with any disclosure, reporting or other requirement of Reseller’s business or operations. Nothing contained in this Agreement shall be construed to make Reseller an agent of IBSS for any purpose, and Reseller shall have no right, power or authority to bind IBSS to the fulfillment of any contract or obligation whatsoever, express or implied. Neither Party shall have any right whatsoever to incur any obligations or liabilities on behalf of or binding upon the other Party. All rights and powers not expressly granted to Reseller are expressly reserved to IBSS.

32.     Indemnification of IBSS. Reseller agrees to indemnify, defend and hold harmless IBSS and its Affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any claims, damage, loss, cost, expense,

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demands (including the costs, expenses and reasonable attorneys’ fees on account thereof) or other liability which arises out of, or is related to, directly or indirectly, any of the following:

(a) Any claim (other than a claim to which the warranty of non-infringement under Section 27 applies) by any Person (other than Reseller) involving or related to the development, performance, functionality, characteristics or use by Reseller of any IBSS Software or IBSS Hardware comprising the Designated Products (regardless of any flaw or defect of any kind in the IBSS Software or IBSS Hardware, and regardless of any wrongful act or omission or other fault attributable to any of the above named indemnities),

(b) Any breach of any of Reseller’s obligations under this Agreement.

(c) Any alleged representation, warranty, action or statement made by Reseller that directly communicates or implies that Reseller is acting for, or on behalf of, IBSS.

(d) Any alleged representation, warranty, statement and/or covenant made by Reseller to any Person regarding any IBSS Software, IBSS Hardware or IBSS Service unless IBSS approves in writing such representation, warranty, statement and/or covenant.

(e) Any alleged changes to any IBSS Software or IBSS Hardware, directly or indirectly, by Reseller not having the prior written approval of IBSS.

33.     Indemnification of Reseller. IBSS agrees to indemnify, defend and hold harmless Reseller and its Affiliates, and their respective shareholders, directors, officers, employees, agents and other representatives, from and against any claims, damage, loss, cost, expense, demands (including the costs, expenses and reasonable attorneys’ fees on account thereof) or other liability which arises out of, or is related to, directly or indirectly, any of the following:

(a) Any claim suffered or incurred by Reseller in connection with any infringement claim made by a third party, provided however that Reseller permits IBSS to defend, compromise or settle such claim of infringement as IBSS in its sole discretion may determine, and provides IBSS all available information, assistance and authority to enable IBSS to do so, and further provided any such claim of infringement does not depend upon the use of any IBSS Software in conjunction with software not developed or licensed by IBSS or other products not licensed or developed by IBSS or upon a use of the IBSS Software in an unusual or unintended manner.

(b) Any breach of any of IBSS’ obligations under this Agreement.

34.     Best Endeavors to Settle Disputes. In the event of any dispute, claim, question or difference relating to this Agreement, or the validity or termination of this Agreement (other than in respect of disputes as to any matter for which other settlement procedures are expressly provided for in this Agreement, which disputes shall be resolved in accordance with such procedures) the parties involved in the dispute, claim, question or difference shall use their best endeavors to settle such dispute, claim question or difference. To this effect, they

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shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to such parties.

35.     Arbitration. Except as otherwise expressly provided in this Agreement, all claims, controversies or disputes arising out of or related to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Columbia, South Carolina, unless the parties mutually agree, in writing, upon a different location, as provided herein and otherwise in accordance with the Commercial Arbitration rules of the American Arbitration Association. Where the amount in controversy is less than $100,000, the dispute shall be submitted to a single arbitrator. Otherwise the dispute shall be submitted to a panel of three arbitrators. The arbitrator(s) shall strictly enforce all provisions of this Agreement except to the extent applicable law requires otherwise. The arbitrator(s) shall have no authority to grant either Party punitive, exemplary, consequential or other special damages of any kind. Judgment upon the award of the arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the duty to arbitrate disputes pursuant to this paragraph, either Party may (subject to the other provisions of this Agreement) seek interlocutory relief from the federal district court in (or closest to) Columbia, South Carolina in order to enforce or otherwise protect its rights under the provisions of this Agreement related to confidentiality, proprietary rights to intellectual property, and the duty to arbitrate.

36.     Attorneys Fees. In any action, proceeding, or arbitration in respect of this Agreement, the court or the arbitration panel, as applicable (the “tribunal”), shall award to the prevailing Party all of such Party’s costs related to the controversy (including without limitation attorneys’ fees and out-of-pocket expenses). Where each Party prevails in part, the tribunal shall award to each Party that part of its costs that the tribunal deems allocable to those issues as to which such Party prevailed.

37.     Jurisdiction and Venue. Except as otherwise contemplated in Section 35 hereof, the Parties agree that any action or proceeding arising out of or related to this Agreement shall be instituted only in the federal district court in Columbia, South Carolina. Each Party consents and submits to the jurisdiction of such court and agrees that venue therein shall be proper and convenient. In any such action or proceeding in such court, each Party waives any right to raise any objection based upon improper venue, lack of jurisdiction, or inconvenient forum. In connection with any such action or proceeding, each Party consents to personal jurisdiction of such court and agrees service of process may be effected by United States mail. Notwithstanding the foregoing, the Parties agree to resort to such an action or proceeding only (a) if the arbitration provisions of this Agreement are held to be invalid or unavailable, (b) to enforce an arbitration award pursuant to this Agreement, or (c) as otherwise expressly permitted by this Agreement.

38.     Limitation of Actions. Neither Party shall bring any action or institute any proceeding related, directly or indirectly, to this Agreement more than two (2) years after the Party initiating the action or proceeding knew (or reasonably should have known) of the essential facts giving rise to the underlying cause of action.

39.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

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40.     Force Majeure. Neither Party shall be liable to the other for its failure to perform any of its obligations (exclusive of payment obligations) hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, provided that the Party experiencing such delay promptly notifies the other Party of the delay.

41.     Notices. All notices, requests, demands, or other communications directed to a Party shall be in writing, and shall be (a) personally delivered or (b) sent by certified (return receipt requested) or registered mail, postage pre-paid, to such Party’s address specified opposite such Party’s signature below, or to such other address as such Party may hereafter specify in a notice to the other Party, or (c) if given by electronic means, by telephonically transmitting to the Party’s telephone facsimile (fax) number as provided herein or provided subsequently in writing to the other Party.

42.     Consents and Approvals. Except as otherwise expressly provided herein, any consent or approval requested of a Party pursuant to this Agreement may be given or withheld by such Party for any or no reason whatsoever in such Party’s sole discretion.

43.     Custom / No Waivers. All parties to this Agreement shall have the right at all times to enforce the provisions contained in this Agreement, and in all other agreements and documents required or provided for herein, in strict accordance with the terms thereof, notwithstanding any custom or practice in the area or any conduct or continuing conduct on the part of any party hereto to the contrary unless expressly agreed to in writing. The failure of any Party hereto, at any time or from time to time, to enforce its rights under any provision herein, strictly in accordance with the same, or to otherwise insist upon strict performance of any of the terms or conditions of this Agreement, shall not be construed as varying the term or provision thereof, in any way or manner, contrary to the specific provisions of this Agreement and shall not be deemed or construed as modifying or waiving such provision or as a waiver of any rights or remedies of such Party in respect of any other provision hereof or in respect of any subsequent breach or default under such term or condition.

44.     Construction. The Parties acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The paragraph and section headings contained in this Agreement are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

45.     Reformation/Severability. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to the minimum extent necessary to conform to the applicable requirements for validity, and as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

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46.     Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any and all prior agreements, arrangements or other commitments between the Parties, whether oral or written, in respect of the subject matter hereof, excluding any nondisclosure agreement executed prior to the date hereof between the Parties in contemplation of the subject matter hereof, the terms of which nondisclosure agreement shall remain in effect along with and in addition to any nondisclosure or confidentiality provisions set forth in this Agreement.

47.     Successors and Assigns. The rights, benefits and other interests of Reseller under this Agreement are personal and may not be assigned, transferred, shared or divided in any manner by Reseller, whether voluntarily or by operation of law, without the prior written consent of IBSS. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

48.     Amendments. This Agreement may be amended only by a document duly executed by both Parties.

49.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A fax copy of this agreement shall operate as an original for all enforcement purposes.

[Signature page follows ]

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50.     Execution and Delivery. Each Party has caused this Agreement to be duly executed and delivered to be effective as of the 10th day of November, 2003.

Notice	PARTIES:
Addresses:	INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC

1601 Shop Road, Suite E	By:	/s/ George E. Mendenhall
Columbia, South Carolina, 29201
Attn : George E. Mendenhall,		George E. Mendenhall
Chief Executive Officer		Chief Executive Officer
Tel. 803-736-5595
Fax. 803-736-5639

RESELLER:
Prospect Airport Services, Inc.

2130 S. Wolf Rd	By:	/s/ Vicki L. Strobel
DesPlaines, Il. 60018
Attn: Vicki L. Strobel		(signature)

Vicki L. Strobel

(please print name)

Title: President

(please print)

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List of Attachments

Exhibits (Project Descriptions)

Exhibit A	Prospect Airport Services

Schedules

Schedule A	Base Price List

Schedule B	Designated Products

Appendix 1 to Schedule B — Form of License Agreement

Schedule C	Reseller Information

Schedule D	Target Industry Groups / Territory / Exclusive Products and Appointment

Schedule E	Reseller Services and Products

Schedule F	Renewal Provisions

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Exhibit A

PROJECT # 1:	Prospect Airport Services, Inc.

Customer:	Prospect Airport Services, Inc.
6688 Metroplex Dr.
Romulus, Mi. 48174

Project Prices:

[Redacted Proprietary Information]

IBSS SOFTWARE:

SYNAPSE Software Licenses:		License Fees (1)

[Redacted Proprietary Information]

Annual Maintenance: (first payment due at purchase)

[Redacted Proprietary Information]

Helpdesk Support 24/7

[Redacted Proprietary Information]

IBSS PROJECT No. 1
IBSS SERVICES:		Labor Rates (2)

[Redacted Proprietary Information]

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SCHEDULE A

Base Price List

IBSS SOFTWARE:		License Fees (1)

SYNAPSE Software Licenses:

[Redacted Proprietary Information]

Annual Maintenance:

[Redacted Proprietary Information]

Helpdesk Support 24/7

[Redacted Proprietary Information]

IBSS Standard
IBSS SERVICES:		Labor Rates (2)

[Redacted Proprietary Information]

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SCHEDULE B

Designated Products

IBSS Software:

Software Licenses:

1.     The following run-time licenses delivered in machine-readable compiled object code format:

[Redacted Proprietary Information]

(See Appendix 1 to this Schedule B for a “Form of License Agreement” for Software Licenses).

2.     The Software Licenses listed above do NOT include the following:

     (a)  Any improvements, enhancements, additions, updates, new versions, new releases, derivative works, bug fixes, corrections, or other modifications to any of the Software included in any of the Software Licenses. In each case, a separate Maintenance Agreement between IBSS and the Customer with respect to each of the Software Licenses shall be required in order to entitle Customer to such additional features.

     (b)  Any application software that is or has been created or otherwise developed either:

(i) By IBSS independently of Reseller and/or Customer, or

(ii) By IBSS for Reseller or the Customer through the utilization of IBSS Services (herein, “End-User Application Software”).

     Although title to any End-User Application Software shall remain with IBSS, unless otherwise agreed in writing between IBSS, Reseller and the Customer, the Party that has paid for the IBSS Services that were utilized in connection with the creation or other development of a specific End-User Application Software shall have a perpetual, personal, non-transferable, non-assignable, and exclusive license to use the End-User Application Software for its own business purposes, but shall not be entitled to offer or sell such End-User Application Software to third parties. The End-User of record for the Prospect Dispatch System to Passenger Service Assistant is Prospect Airport Services, Inc. and as such has the rights listed above.

IBSS Hardware:

[Hardware appropriate for projects listed in Exhibit A will be determined for each project implementation and pricing determined accordingly. The initial server used in the Pilot Project is an IBM X level server. Other installation server hardware will be sized appropriately and priced accordingly.]

IBSS Services:

The service labor, priced on an hourly basis, associated with the categories of professional service providers detailed under the heading “IBSS Services” on Exhibit A or Schedule A, as applicable, to this Agreement, subject in all events to the availability of such personnel from time to time.

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IBSS Help Desk and Tier Support:

The IBSS helpdesk support will receive requests via telephone or email 24 hours a day 7 days per week in support of the Prospect Airport Services installation of the Synapse wireless server system. Help desk support will include end user hardware and software support along with Wireless server Synapse framework software and Prospect’ Synapse Wireless Server application software.

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APPENDIX 1 to Schedule B to Reseller/OEM Agreement

“FORM” OF IBSS SOFTWARE LICENSE AGREEMENT
(attached)

NOTE: With respect to prospective original equipment manufacturer (OEM) Customers, the specific form of license agreement for the IBSS Software will be negotiated in good faith by the Parties with a view to the execution and delivery between them of an OEM Agreement that will document each OEM product opportunity on a product-by-product basis. IBSS reserves the right, in its sole discretion, to determine the extent of its participation in each OEM licensing opportunity. Any ASP selling model based on the OEM product will require special license prices and participation requirements depending on the opportunity and the amount of support required from IBSS.

Under the OEM agreement with “Prospect” the Prospect Dispatch System to Passenger Service Assistant product is considered to be an OEM product of Prospect Airport Services, Inc. and as such can be labeled and resold as a Prospect product for whatever pricing structure that Prospect determines. IBSS in its design and creative efforts to provide an acceptable resell-able OEM product shall receive 25% of any license revenue received by Prospect for its re-sell to a third party of its OEM Product. (IBSS would receive its license revenue per Schedule A for any IBSS licenses sold with the OEM Product.)

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SCHEDULE C

Reseller Information

Name:	Prospect Airport Services, Inc.

Principal Office Address:

Tel: (_____) _______________

Fax: (_____) _______________

E-Mail: ____________________

Type of Entity:

State of Organization:

Officers:

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SCHEDULE D

Target Industry Groups / Territory / Exclusive Products and Appointment

1.	Target Industry Groups:

Airports

2.	Territory: United States of America

3.	Exclusive Product Group: Software Licenses for:

[Redacted Proprietary Information]

4.	Exclusive Appointment: During the Term, Reseller shall be the exclusive IBSS Reseller of the Designated Products within the Reseller’s Product Group in the Territory:

(a) from the Effective Date through the end of the 12th full month following the month of the Effective Date (the “Initial Period”), and

(b) during each consecutive and successive 12 month period (a “Performance Period”) immediately following the Initial Period or a subsequent Performance Period in which Reseller has satisfied the respective performance milestone set forth below for that immediately preceding period.

Performance Milestones:

     Initial Period: During the Initial Period, Reseller shall have paid to IBSS and IBSS shall have received service and license revenues for the development and implementation of the Prospect Dispatch System to Passenger Service Assistant system per the attached exhibit to this schedule D.

     Subsequent Performance Periods: During any subsequent Performance Period for which IBSS continues to receive maintenance income per the Maintenance Schedule in Exhibit A or Schedule A above for active Product licenses.

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SCHEDULE E

Reseller Services and Products

Reseller products which IBSS has the right to resell:

[ None ]

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SCHEDULE F

Renewal Provisions

     Unless otherwise earlier terminated pursuant to the provisions of this Agreement, the Term of this Agreement shall automatically renew for successive 12-month periods (each such period, herein, a “Renewal Term”) following the initial Term (as set forth in Section 5 (a) of this Agreement); provided that during the 12-month period immediately preceding any forthcoming Renewal Term, Reseller has satisfied the respective “Performance Milestone” set forth in Schedule D to be met by Reseller with respect to such immediately preceding 12-month period.

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